UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
LEXAR MEDIA, INC.
(Exact name of the Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31103 (Commission File Number)	33-0723123 (IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California (Address of principal executive offices)	94538 (Zip Code)
(510) 413-1200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 16, 2006, Lexar Media, Inc. (“Lexar”) issued a press release (the “Press Release”) announcing that at Lexar’s special meeting of stockholders held on June 16, 2006, Lexar stockholders approved the adoption of the amended merger agreement with Micron Technology, Inc. The amended merger agreement was adopted by more than 50% of the shares outstanding and more than 70% of the shares voting on the proposal. The merger is expected to close as soon as practicable.
The foregoing description of the Press Release is qualified in its entirety by the copy of the Press Release that is attached to this report as Exhibit 99.01 and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements that involve risks and uncertainties concerning Micron Technology, Inc.’s proposed acquisition of Lexar Media, Inc., including the timing of the closing of the merger. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the transaction will not close or that the closing may be delayed. In addition, please refer to the documents that Micron and Lexar file with the Securities and Exchange Commission on Forms S-4, 10-K, 10-Q and 8-K. The filings by each of Micron and Lexar identify and address other important factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. Lexar is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
99.01	Press Release, dated June 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.
Date: June 19, 2006	By:	/s/ Eric B. Stang
Eric B. Stang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.01	Press Release, dated June 16, 2006